Exhibit 99.1

Equity One, Inc. 1600 NE Miami Gardens Drive North Miami Beach, FL 33179 305-947-1664	For additional information at the Company: Howard Sipzner, EVP and CFO Media Contact: David Schull 305-446-2700
FOR IMMEDIATE RELEASE:
Equity One Closes Sale of $120 Million of Senior Unsecured Notes
NORTH MIAMI BEACH, FL; September 20, 2005 — Equity One, Inc. (NYSE:EQY), an owner, developer and operator of community and neighborhood shopping centers located predominantly in high growth markets in the southern United States and the metropolitan Boston, Massachusetts area, announced today that it has closed its previously announced sale of $120 million principal amount of 5.375% senior unsecured notes due October 15, 2015. The notes were priced on Wednesday, September 14, 2005 at 99.488% with a yield to maturity of 5.441%, or a spread at the time of pricing of 1.30% to the August 15, 2015 Treasury note.
Net proceeds of the offering will be used to repay existing indebtedness under the Company’s unsecured revolving credit facility and for other general corporate purposes.
All securities sold in this offering are rated Baa3 (positive outlook) by Moody’s Investors Service and BBB- (stable outlook) by Standard & Poor’s. The joint book-running managers were Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and UBS Securities LLC. The senior co-managers were Bear, Stearns & Co. Inc. and Credit Suisse First Boston LLC. The co-managers were Comerica Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PNC Capital Markets, Inc., SunTrust Capital Markets, Inc. and Wells Fargo Securities, LLC.
The notes were sold under the Company’s existing shelf registration statement filed with the Securities and Exchange Commission. The offering of the notes was made only by means of a prospectus supplement and prospectus. The prospectus supplement was filed with the Securities and Exchange Commission on September 16, 2005. Copies of the prospectus supplement and prospectus relating to the offering may be obtained from J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, High Grade Syndicate Desk at telephone number 212-834-4533.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.
About Equity One, Inc.
Equity One is a leading real estate investment trust that principally acquires, renovates, develops and manages neighborhood and community shopping centers anchored by national and regional supermarket chains and other necessity-oriented retailers such as drug stores or discount retail stores. Our 19.5 million square foot portfolio consists of 189 properties encompassing 127 supermarket-anchored shopping centers, seven drug store-anchored shopping centers, 45 retail-anchored shopping centers, seven development parcels and three commercial properties, as well as a non-controlling interest in one unconsolidated joint venture. For additional information, please visit our web site at http://www.equityone.net.

Forward Looking Statements
Certain matters discussed by Equity One in this press release constitute forward-looking statements within the meaning of the federal securities laws. Although Equity One believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that these expectations will be achieved. Factors that could cause actual results to differ materially from current expectations include changes in macro-economic conditions and the demand for retail space in Florida, Texas, Georgia, Massachusetts and the other states in which Equity One owns properties; the continuing financial success of Equity One’s current and prospective tenants; continuing supply constraints in Equity One’s geographic markets; the availability of properties for acquisition; the timing and financial results of property dispositions; the success of Equity One’s efforts to lease up vacant properties; the effects of natural and other disasters; the ability of Equity One to successfully integrate the operations and systems of acquired companies and properties; and other risks, which are described in Equity One’s filings with the Securities and Exchange Commission.